SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              -------------------
                Date of Report (Date of earliest event reported)
                               December 11, 2001

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

       Delaware                        001-11460                 31-1103425
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

5966 La Place Court
Carlsbad, California                                              92008
(Address of Principal Executive Offices)                        (Zip Code)


                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)


                              -------------------

ITEM 5. OTHER EVENTS.

     Effective on December 11, 2001, the holders of the 4% convertible senior subordinated notes due 2003 issued by NTN Communications, Inc. converted $2.0 million of the outstanding $4.0 million principal amount into shares of the Company's common stock at a conversion price of $1.22 per share. The holders of the notes received an aggregate amount of 1,639,344 shares of the Company's common stock. In connection with the conversion, the interest rate on the remaining outstanding principal of the notes was increased to 8% from 4% per annum.

ITEM 7. EXHIBITS.

Exhibit
Number   Description
------   -----------

4.1       Conversion and Note Amendment  Agreement dated as of November 30,
          2001 by and among NTN Communications, Inc., Stark International and Shepherd Investment International, Ltd.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NTN COMMUNICATIONS, INC.


                                     By:     /s/ James B. Frakes
                                        -------------------------
                                             James B. Frakes
                                             Chief Financial Officer

Date:  December 11, 2001

Exhibit 4.1